Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Sep 30, 2003
Payment Date	Oct 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.120000%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2003	Sep 15, 2003	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	71,282,212	21,195,448	30,000,000	19,000,000	14,000,000	17,038,085
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.300000%	1.410000%	1.520000%	1.770000%	2.120000%
Interest/Yield Payable on the Principal Balance	77,222	24,905	38,000	28,025	24,733
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	77,222	24,905	38,000	28,025	24,733
Interest/Yield Paid	77,222	24,905	38,000	28,025	24,733

Summary

Beginning Security Balance	71,282,212	21,195,448	30,000,000	19,000,000	14,000,000	17,038,085
Beginning Adjusted Balance	71,282,212	21,195,448	30,000,000	19,000,000	14,000,000
Principal Paid	10,472,764	0	0	0	0	38,085
Ending Security Balance	60,809,448	21,195,448	30,000,000	19,000,000	14,000,000	17,035,941
Ending Adjusted Balance	60,809,448	21,195,448	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	84,261,235	30,803,515	30,673,376	14,446,847	6,789,705
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					1,636,774
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,035,941

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0846737	$0.5188469	$0.4222222	$0.4916667	$0.5888888
Principal Paid per $1000	$11.4832943	$0.0000000	$0.0000000	$0.0000000	$0.0000000